AGREEMENT OF PURCHASE AND SALE


     THIS AGREEMENT made as of the 7th day of February, 1997, by and between ISERNHAGEN LTD., a Minnesota corporation (the "Company"), and HEALTH FITNESS REHAB, INC., a Minnesota corporation (the "Purchaser"), a wholly owned subsidiary of HEALTH FITNESS PHYSICAL THERAPY, INC., a Minnesota corporation (the "Parent").

     WITNESSETH:

     WHEREAS, the Company is engaged, among other things, in the business of providing comprehensive programs and services to professionals who work in Industrial Rehabilitation and provide Work Injury Services, (such activities being hereinafter referred to as the "Business"); and

     WHEREAS, the Purchaser desires to acquire from the Company certain assets of the Business (the "Assets") and to assume certain liabilities and contractual obligations of the Business (the "Liabilities"), and the Company desires to sell or assign the Assets and to assign the Liabilities to the Purchaser, on the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows.

                                   SECTION I.

                         PURCHASE AND SALE OF THE ASSETS

     A. Purchase and Sale of the Assets. Subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing (as hereinafter defined), the Company shall and hereby does, pursuant to a Bill of Sale attached hereto as Exhibit A, transfer, sell and assign to the Purchaser its right, title and interest in all tangible and intangible assets of the Company, other than excluded assets, wherever located, including, but not limited to, the following (the "Assets"):

          (i) Furniture and Equipment. All furniture and equipment, owned by the Company located at the Business.

          (ii) Records. All the Company's business, financial, patient, and personnel records used in connection with the Business to the extent assignable, all operating manuals, policy and procedure manuals, training manuals and other books and records used by the Company in operating the Business, but excluding the Company's corporate documents and records, minute books, and income tax returns and related records.

          (iii) Inventory. All inventory of the Company, existing or ordered, including, but not limited to, all consumable inventories, supplies, materials, foods, cleaning materials, medical supplies, office or business supplies and the like ("Supplies"), wherever located, and used or maintained in connection with the Business.

          (iv) Licenses and Governmental Approvals. All licenses, permits, and governmental approvals, if any, that are necessary for the Purchaser to carry on the activities of the Business heretofore conducted by the Company to the extent assignable under law.

          (v) Intellectual Property. All (a) United States and foreign patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, copyright applications and registration of trade names of the Company; (b) proprietary data and technical, manufacturing know-how and information (and all materials embodying such information) of the Company; (c) developments, discoveries, inventions, ideas and trade secrets of the Company; and (d) rights to sue for past infringement. Trade names shall also include the right of the Purchaser to represent itself as carrying on the business of the Business in continuation of or in succession to the Company and the right to use any words indicating that the business of the Business is so carried on, including the exclusive right to use the titles and trade names presently used by the Company in the conduct of the Business, or any variation of such titles or trade names, as part of the name or in connection with the Assets or any part thereof carried on or to be carried on by the Purchaser, subject to the rights reserved in such names by the Company under Section XII below. Attached hereto as Exhibit B is the Company's Consent to Use Name, which shall be filed with the Minnesota Secretary of State following the Closing.

          (vi) Telephone Numbers. All of the Company's right, title and interest in, to and under all telephone numbers used in connection with the Business, including all extensions thereto.

          (vii) Warranties. All rights in, to and under all representations, warranties, covenants, and guaranties made or provided by third parties to or for the benefit of the Company with respect to any of the Assets.

          (viii) Prepaid Expenses and Accounts. All prepaid expenses and accounts.

          (ix) Accounts Receivable. All accounts receivable carried on the Company's books as of the Closing and all reserves and hold-backs whether or not shown on the Company's books.

          (x) Intangibles. All other tangible and intangible assets of the Company located on or used in connection with the Company's ownership and operation of the Business not included in the foregoing subparagraphs, including, but not limited to, all of the Company's goodwill and going concern value, it being the intention of this Agreement that all of the Company's income generating activities related to the Business shall be conveyed to the Purchaser.

     B. Excluded Assets. The following assets of the Company are specifically excluded from this Agreement and shall not be transferred to the Purchaser:

          (i) Cash and cash equivalents, accounts held in banks and other financial institutions, securities, and investments.

          (ii) Automobiles and other motor vehicles.

          (iii) Life insurance policies and contracts and any life insurance proceeds payable to the Company.

          (iv) The Company's corporate minute books, documents and records relating to the ownership, organization, and corporate proceedings of the Company.

          (v) The Company's corporate income tax returns, files, and records.

          (vi) The following items of tangible personal  property:

               (a) Art work and art forms;

               (b) Professional books and manuscripts (not for resale); and

               (c) Susan Isernhagen's teak office furniture (desk, credenza, bookcases).

     C. Liabilities. The Purchaser shall assume the obligations and liabilities of the Company incurred in the ordinary course of business but unpaid as of Closing, excluding, however, any liabilities incurred in connection with this Agreement and the transactions contemplated hereby. The Purchaser shall not assume any other liabilities or obligations of the Company or shareholders of the Company, including, but not limited to, the following:

          (i) Except as otherwise provided herein, any and all obligations or liabilities arising out of the Company's ownership of the Assets or operation of the Business or the Company's other businesses, if any, prior to the Closing;

          (ii) Except as otherwise provided herein, all liabilities, debts, notes, accounts payable, evidences of indebtedness, or other obligations of the Company, including, but not limited to, the Company's liabilities and continuing obligations, if any, arising out of the employer/employee relationship under any pension plans, profit sharing plans, unemployment insurance, worker's compensation, insurance plans or programs, employee option plans, employee benefit and employee contract commitments, purchase orders, or other commitments, whether fixed or contingent, or whether known or unknown;

          (iii) Any federal, state, or local taxes (including without limitation, any claims, assessments, penalties or interest for income tax deficiencies) based upon or measured by income or profits or operation of the Business or the Company's other businesses, if any, prior to the Closing; the Company is responsible for any federal, state, or local taxes with respect to any tax period or assessment or levy imposed or levied prior to the Closing; and

          (iv) Any costs, expenses, or charges incurred by the Company or the Company's shareholders in carrying out this Agreement, including without limitation fees and expenses of counsel, accountants, and consultants.

          (v) Any litigation or claims now or hereafter arising in connection with the business or services of the Company, the Company's shareholders or the Assets for any period prior to the Closing;

          (vi) Any other liability or claim of any kind whatsoever, known or unknown, arising, or attributable to, periods prior to the Closing.

     D. Purchase Price. The purchase price (the "Purchase Price") for the Assets is One Hundred Eighty Thousand Dollars ($180,000), cash and a Convertible Subordinated Promissory Note of Parent in the principal amount of Forty-Five Thousand Dollars ($45,000), payable to the order of the Company in the form of Exhibit C attached hereto (the "Note"), the Purchaser's contingent payment of Ninety Thousand Dollars ($90,000) worth of the Parent's Common Stock, if earned as provided in Sections I.F and I.G and the contingent payments, if earned (the "Earn-Out Payments"), provided for in Sections I.H, I.I, and I.J hereof. At the Closing, the Purchaser shall deliver to the Company the Note and a certified or official bank check payable to the order of the Company in the amount of One Hundred Eighty Thousand Dollars ($180,000), or a wire transfer to the Company's account of immediately available funds in such amount.

     E. Allocation of Purchase Price. The purchase price shall be allocated among the Assets as set forth on Schedule I. The Company and the Purchaser covenant and agree that they shall not take a position that is in any way inconsistent with the terms of this Section on any income tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding.

     F. Contingent Stock/Susan Isernhagen. On February 7, 1999, the Purchaser shall deliver to the Company the number of shares of the Parent's Common Stock set forth on Schedule II, unless, prior to such date, Susan Isernhagen's employment with the Purchaser, or any of its subsidiaries, or affiliated companies shall have been terminated:

          (i) By reason of the material breach by Susan Isernhagen of any of her obligations as an employee of the Company; or

          (ii) By reason of Susan Isernhagen being convicted of committing:

               (a) A felony; or

               (b) A crime or offense involving moral turpitude; or

          (iii) By reason of an act of dishonesty by Susan Isernhagen; or

          (iv) By reason of any breach of fiduciary duty by Susan Isernhagen involving personal profit; or

          (v) By reason of insobriety by Susan Isernhagen at the work place; or

          (vi) By reason of Susan Isernhagen's failure to provide required proof of legal right to work in the United States; or

          (vii) By reason of Susan Isernhagen's voluntary resignation, unless such resignation is a result of a change of control of the Parent, insolvency or bankruptcy of the Parent, or a material breach by the Purchaser of its obligations to Susan Isernhagen as her employer.

     G. Contingent Stock/Dennis Isernhagen. On February 7, 1999, the Purchaser shall deliver to the Company the number of the shares of the Parent's Common Stock set forth on Schedule II, unless, prior to such date, Dennis Isernhagen's employment with the Purchaser or any of its subsidiaries shall have been terminated:.

          (i) By reason of the material breach by Dennis Isernhagen of any of his obligations as an employee of the Company; or

          (ii) By reason of Dennis Isernhagen being convicted of committing:

               (a) A felony; or

               (b) A crime or offense involving moral turpitude; or

          (iii) By reason of an act of dishonesty by Dennis Isernhagen; or

          (iv) By reason of any breach of fiduciary duty by Dennis Isernhagen involving personal profit; or

          (v) By reason of insobriety by Dennis Isernhagen at the work place; or

          (vi) By reason of Dennis Isernhagen's failure to provide required proof of legal right to work in the United States; or

          (vii) By reason of Dennis Isernhagen's voluntary resignation, unless such resignation is a result of a change of control of the Parent, insolvency or bankruptcy of the Parent, or a material breach by the Company of its obligations to Dennis Isernhagen as his employer.

     H. Earn-Out Payments. Subject to the conditions set forth in Exhibit D attached hereto, and in Section I.I hereof, within ninety (90) days after February 28, 1998, February 28, 1999, February 29, 2000, February 28, 2001 and February 28, 2002, respectively, the Purchaser shall deliver to the Company the Earn- Out Payments, if any, payable with respect to the applicable twelve (12) month period preceding such payment date. Each of the Earn- Out Payments, if earned, shall be made in cash, by delivery to the Company of a certified or official bank check.

     I. Continued Employment of Susan Isernhagen or Dennis Isernhagen.

          (i) The Purchaser shall have no obligation to make Earn-Out payments to the Company if at the end of the period with respect to which any such Earn-Out Payments are due and payable, the employment of both Susan Isernhagen and Dennis Isernhagen with the Purchaser, or any of its subsidiaries or affiliated companies, has been terminated as follows:

               (a) By reason of the material breach by such individual of any of such individual's obligations as an employee of the Company; or

               (b) By reason of such individual being convicted of committing:

                    (1) A felony; or

                    (2) A crime or offense involving moral turpitude; or

               (c) By reason of an act of dishonesty by such individual; or

               (d) By reason of any breach of fiduciary duty by such individual involving personal profit; or

               (e) By reason of insobriety by such individual at the work place; or

               (f) By reason of such individual's failure to provide required proof of legal right to work in the United States; or

               (g) By reason of such individual's resignation.

          (ii) In the event either Susan Isernhagen or Dennis Isernhagen is still employed by the Purchaser at the end of any period with respect to which Earn Out Payments are due and payable, the Purchaser shall have the obligation to make such Earn Out Payments; provided, however, that the Purchaser shall have no obligation to make such Earn-Out Payments if at the end of any period with respect to which Earn-Out Payments are due and payable, the individual no longer employed by the Purchaser is in violation of the provisions of either Section 7 or 8 of his or her employment agreement with the Purchaser.

     J. Computation of Total Revenue and Net Income from Operations; Certain Adjustments. The Purchaser shall, within ninety (90) days after the end of the twelve (12) month periods ending February 28 ,1998, February 28, 1999, February 29, 2000, February 28, 2001, and February 28, 2002, respectively, compute the amount of the Total Revenue and Net Income From Operations of the Assets, for such periods. The amounts so computed shall be the Total Revenue and Net Income From Operations for purposes of determining the amount, if any, of Earn-Out Payments due and payable. For purposes of this Agreement:

          (i) "Total Revenue" shall mean all revenues, including revenues from sales to the Purchaser Group, as defined in Section X, calculated based upon customary charges, calculated on an accrual basis under generally accepted accounting principles ("GAAP"), consistent with the Purchaser's accounting practices, generated by or on behalf of the Assets during the applicable period; including but not limited to, all technical fees from ancillary services, all amounts paid by third parties for contractual liabilities, and all consultant, teaching, and expert witness fees; minus any adjustments for uncollectible accounts, Medicare, Medicaid, and other payor contractual adjustments, discounts, worker's compensation adjustments, reasonable professional courtesies, and other reductions in collectible revenue that result from activities that do not result in collectible charges.

          (ii) "Net Income From Operations" shall mean Total Revenue, less costs and expenses directly attributable to the operation of the Assets (or in the event that all or substantially all of the assets and business of the Company shall have been transferred to another entity or entities, the allocable portion of the Net Income From Operations of such other entity or entities) accrued on the books of the Purchaser for the applicable period as determined in accordance with GAAP consistent with the Purchaser's accounting practices; including, but not limited to, costs of occupancy (e.g., rent, telephone, HVAC, insurance, property taxes, etc.), wages and benefits paid or accrued for employees or independent contractors, supplies, equipment, a reasonable allowance for depreciation and amortization, and other such expenses and accruals for the operation of the Assets; but not including the Purchase's income taxes or fees, expenses paid to the Purchaser's officers and directors, nor any amounts paid pursuant to the terms of the Note attached hereto as Exhibit C. The Purchaser and the Company agree that in determining expenses, the Assets shall be charged with a portion of Fifty percent (50%) of the compensation (including the cost of all benefits) paid to Susan Isernhagen and Dennis Isernhagen consistent with normal expense allocation used by the Purchaser. Furthermore, the Purchaser and the Company agree that the Assets shall not be charged with any corporate overhead expenses unless mutually agreed upon. The Earn-Out Payments if and when paid are included in goodwill and are likewise not included in the calculation of Net Income from Operations. Notwithstanding the determination of Total Revenue and Net Income From Operations for any applicable period by the Purchaser, the Company shall have the right to receive the information upon which such determination was made, and shall, in the event of a dispute as to the amount or method of calculation of such Total Revenue and Net Income From Operations have the right to review all work papers relating to the determination of Total Revenue and Net Income From Operations.

                                   SECTION II.

                          REPRESENTATIONS, WARRANTIES,
                     COVENANTS AND AGREEMENTS OF THE COMPANY

     The Company hereby represents and warrants to, and covenants and agrees with, the Purchaser, as of the date hereof and as of the date of the Closing, that:

     A. Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is in good standing in each other jurisdiction wherein the failure so to qualify would have an adverse effect on the businesses or properties of the Company. The Company has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct its businesses and to enter into and consummate the transactions contemplated under this Agreement. The copies of the certificate of incorporation and by-laws of the Company which have been delivered to the Purchaser are complete and correct.

     B. Authority. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized.by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or board, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company is bound. No consents, approvals or authorizations of, or filings with, any governmental authority or any other person or entity are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for required consents, if any, to assignment of permits, certificates, contracts, leases and other agreements as set forth in Exhibit E.

     D. Financial Statements; No Undisclosed Liabilities. The Company has delivered to the Purchaser the Business' statements of income as at December 31, 1996, December 31, 1995, December 31, 1994, and December 31, 1993, which financial statements (hereinafter referred to as the "Financial Statements") have been prepared by the Company. The Financial Statements are true and correct in all material respects, and fully and fairly present the financial condition of the Business as at the dates thereof and the results of the operations of the Company for the periods indicated. The Financial Statements are unaudited and prepared for internal business purposes. The Company is not aware of any material omissions in the Financial Statements. The Company consents to having the Financial Statements audited by the Purchaser's consummate the transactions contemplated under this Agreement. The copies of the certificate of incorporation and by-laws of the Company which have been delivered to the Purchaser are complete and correct.

     E. Absence of Certain Changes. Subsequent to December 31, 1996, except for normal periodic business variations, there have not been any (i) material adverse or prospective adverse change in the condition of the Business, financial or otherwise, or in the results of the operations of the Business;
(ii) damage or destruction (whether or not insured) affecting the Assets; (iii) labor dispute or threatened labor dispute involving the employees of the Business or any resignations or threatened resignations of employees or notice that any employees intend to take leaves of absence, with or without pay; (iv) actual or threatened disputes pertaining to the Business with any major accounts or referral sources of the Business, or actual or threatened loss of business from any of the major accounts or referral sources of the Business; (v) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable or reserves for doubtful accounts with respect to the Business; or (vi) other event or condition of any character, known to the Company which in the exercise of reasonable diligence should be known to the Company, not disclosed in this Agreement pertaining to and materially adversely affecting the Assets or the Business.

     F. No Loans, etc. Subsequent to October 31, 1996, the Company in the conduct of the Business has paid all normal and recurring installments (i) of bank indebtedness, (ii) under leases and contractual obligations and (iii) of other amounts due and payable to any persons. Subsequent to October 31, 1996, the Company in the conduct of the Business has not incurred any bank indebtedness, entered into any leases, loan agreements or contracts, obligations or arrangements for the payment of money or property to any person, or permitted any liens or encumbrances to attach to the Assets.

     G. Title to Assets; Condition of Property. The Assets include all of the properties and assets reasonably required for the operation of the Business as currently conducted. The Company has good and valid title to the Assets, free and clear of all liens, charges, encumbrances, security interests or claims whatsoever. The Company has the right, power and authority to sell and transfer the Assets to the Purchaser, and upon transfer of the Assets to the Purchaser hereunder, the Purchaser will acquire good and marketable title to the Assets, free and clear of all liens, charges, encumbrances, security interests or claims whatsoever. The Company leases or owns all properties and assets used in the operations of the Business as currently conducted by the Company. To the best knowledge of the Company, the Assets are in good condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with the normal practices of the Business and as necessary in the normal course of business. None of the Assets (or uses to which they are put) fails to conform with any applicable agreement, law, ordinance or regulation in a manner which is likely to be material to the operation of the Business.

     H. Taxes. The Company has filed or caused to be filed on a timely basis all federal, state, local and other tax returns, reports and declarations required to be filed by it and has paid or adequately reserved for all taxes, including, but not limited to, income, excise, franchise, sales, use, property, unemployment, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, and penalties and fines, due and payable with respect to the periods covered by such returns (whether or not reflected on such returns), reports or declarations and all subsequent periods or pursuant to any assessment received by it in connection with such returns, reports or declarations. All returns, reports and declarations filed by or on behalf of the Company are true, complete and correct in all material respects. No deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof, no written inquiries have been received by the Company from any taxing authority with respect to possible claims for taxes or assessments, and there is no basis for any additional claims or assessments for taxes.

     I. Permits; Compliance with Applicable Law.

          (i) The Company is not in default under any, and has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or governmental entity or agency, relating to the Company, the Business or the Assets as to which a default or failure to comply might result in any adverse change in the condition, financial or otherwise, of the Company, the Business or the Assets. The Company has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. The Company has not received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

          (ii) Permits. All the permits required for the conduct of the Business are in full force and effect, and the Company has not engaged in any activity which would cause or permit revocation or suspension of any such Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or event or state of facts which with notice or lapse of time or both would constitute a default by the Company under any such Permit. The Company has no knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any permit. The consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the permits. The Company is not required to be licensed by, nor is it subject to the regulation of, any governmental or regulatory body by reason of the conduct of the Business by the Company.

          (iii) Environmental.

               (a) To the best of the knowledge of the Company, the Company in the conduct of the Business has duly complied with and the real estate subject to the leases and improvements thereon, and all other real estate leased by the Company, and the improvements thereon (all such owned or leased real estate hereinafter referred to collectively as the "Premises") are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder.

               (b) To the best of the knowledge of the Company, in connection with the conduct of the Business, the Company has been issued, and will maintain until the date of the Closing, all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions, (ii) discharges to surface water or ground water, (iii) noise emissions, (iv) solid or liquid waste disposal, (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder, as hazardous or potentially hazardous), or (vi) other environmental, health and safety matters.

               (c) The Company has not received any notice of, and the Company knows of no facts which might constitute violations of, any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder, which relate to the use, ownership or occupancy of any of the Premises or of any premises formerly owned, leased or occupied by the Business. The Company is not in violation of any rights-of-way or restrictions affecting any of the Premises or any rights appurtenant thereto in connection with the conduct of the Business.

          (iv) The Company in the conduct of the Business has complied with all Medicare and Medicaid laws, rules and regulations, and has filed all returns, cost reports and other filings in the manner prescribed. All returns cost reports and other filings made by the Company in the conduct of the Business to Medicare, Medicaid or any other governmental health or welfare related entity since the inception of the Business are in all respects true, complete, correct and accurate. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims, and, to the best knowledge of the Company, there is no basis for any claims or requests for reimbursement. The Business has not been subject to any audit relating to fraudulent Medicare procedures or practices.

     J. Licenses The Company in the conduct of the Business does not produce or distribute any product, or perform any service under a license granted by another entity and has not licensed its rights in any current or planned products, designs or services to any other entities, except for the limited license of its copyrighted programs to purchasers and other users.

     K. Accounts Receivable; Inventories. The accounts receivable of the Business are in their entirety valid accounts receivable, arising in the ordinary course of business. The Company does not warrant that all such accounts will be paid when due, but the Company is not aware of any claim or defense of any account debtor, or inability of any account debtor to pay its receivable balance. The inventories and equipment of the Business are in all respects merchantable and fully usable in the ordinary course of business.

     L. Other Obligations. Set forth in Exhibit G is a list and brief description of all (i) contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company in the conduct of the Business is a party or by which the Company in the conduct of the Business or any of the Assets is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) obligations and liabilities of the Company in the conduct of the Business pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business with respect to which the remaining obligation of the Company is in excess of Twenty Thousand Dollars ($20,000), and (iii) material contingent obligations and liabilities of the Company in the conduct of the Business; all of the foregoing being hereinafter referred to as the "Contracts." The Company is not default in the performance of any covenant or condition under any Contract and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time would constitute a default under any covenant or condition under any Contract. The Company in the conduct of the Business is not a party to any Contract which would terminate or be materially adversely affected by consummation of the transactions contemplated by this Agreement. Originals or true, correct and complete copies of all the Contracts have been provided to the Purchaser.

     M. Compensation. Set forth in Exhibit H attached hereto is a list of all agreements between the Company in the conduct of the Business and the employees thereof with regard to compensation, whether individually or collectively, and set forth in Exhibit I is a list of all employees of the Business entitled to receive annual compensation in excess of Twenty Thousand Dollars ($20,000), and their respective positions, job categories and salaries. Except as set forth in
Exhibit I, the transactions contemplated by this Agreement will not result in any liability for severance pay to any employee of the Business. The Company has not informed any employee or independent contractor providing services to the Company in the conduct of the Business that such person will receive any increase in compensation or benefits or any ownership interest in the Company or the Business.

     N. Employee Benefit Plans. Except as set forth in Exhibit J attached hereto, the Company does not maintain or sponsor, nor is it required to make contributions to, any Pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan. All pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay medical, life insurance, welfare or other employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), in which the employees of the Company participate (such plans and related trusts, insurance and annuity contracts, funding media and related agreements and arrangements, other than any "multiemployee plan" (within the meaning of Section 3(27) of ERISA), being hereinafter referred to as the "Benefit Plans" and any such multiemployer plans being hereinafter referred to as the "Multiemployer Plans") comply in all material respects with all requirements of the Department of Labor and the Internal Revenue Service, and with all other applicable law, and the Company has not taken or failed to take any action with respect to either the Benefit Plans or the Multiemployer Plans which might create any liability on the part of the Company or the Purchaser. Each "fiduciary" (within the meaning of Section 3(21)(A) of ERISA) as to each Benefit Plan and as to each Multiemployer Plan has complied in all material respects with the requirements of ERISA and all other applicable laws in respect of each such Plan. The Company has furnished to the Purchaser copies of all Benefit Plans and Multiemployer Plans and all financial statements, actuarial reports and annual returns filed with the Internal Revenue Service with respect to such Benefit Plans and Multiemployer Plans for a period of three (3) years prior to the date hereof. Such financial statements and actuarial reports and annual reports and returns are true and correct in all material respects, and none of the actuarial assumptions underlying such documents have changed since the respective dates thereof. In addition:

          (i) Each Benefit Plan has received a favorable determination letter from the Internal Revenue Service as to its qualification under Section 401(a) of the Code;

          (ii) No Benefit Plan which is a "defined benefit plan" (within the meaning of Section 3(35) of ERISA) (hereinafter referred to as the "Defined Benefit Plans") or Multiemployer Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code), whether or not waived;

          (iii) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Defined Benefit Plan or any Multiemployer Plan;

          (iv) The Company has not withdrawn (partially or totally within the meaning of ERISA) from any Benefit Plan or any Multiemployer Plan; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will result in the withdrawal (partially or totally within the meaning of ERISA) from any Benefit Plan or Multiemployer Plan, or in any withdrawal or other liability of any nature to the Company or the Purchaser under any Benefit Plan or Multiemployer Plan;

          (v) No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code) has occurred with respect to any Benefit Plan or Multiemployer Plan;

          (vi) The excess of the aggregate present value of accrued benefits over the aggregate value of the assets of any Defined Benefit Plan (computed both on a termination basis and on an ongoing basis) is not more than Zero Dollars ($0), and the aggregate withdrawal liability of the Company with respect to any Multiemployer Plan, assuming the withdrawal of the Company from said Multiemployer Plan, is not more than Zero Dollars ($0);

          (vii) No provision of any Benefit Plan or of any agreement, and no act or omission of the Company, in any way limits, impairs, modifies or otherwise affects the right of the Company or the Purchaser unilaterally to amend or terminate any Benefit Plan after the Closing, subject to the requirements of applicable law;

          (viii) There are no contributions which are or hereafter will be required to have been made to trusts in connection with any Benefit Plan that would constitute a "defined contribution plan" (within the meaning of Section 3(34) of ERISA), with respect to services rendered by employees of the Company in the conduct of the Business prior to the date of the Closing;

          (ix) Other than claims in the ordinary course for benefits with respect to the Benefit Plans or the Multiemployer Plans, there are no actions, suits or claims (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto) pending with respect to any Benefit Plan or any Multiemployer Plan, or any circumstances which might give rise to any such action, suit or claim (including claims for income taxes, interest, penalties, fines or excise taxes with respect thereto);

          (x) All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any governmental agency have been so filed;

          (xi) The Company has not incurred any liability to the Pension Benefit Guaranty Corporation (except for required premium payments). No notice of termination has been filed by the plan administrator (pursuant to Section 4041 of ERISA) or issued by the Pension Benefit Guaranty Corporation (pursuant to Section 4042 of ERISA) with respect to any Benefit Plan subject to ERISA. There has been no termination of any Defined Benefit Plan or any related trust by the Company;

          (xii) No Benefit Plan which is a Defined Benefit Plan subject to Title IV of ERISA has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code; and

          (xiii) The Company does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under Section 4980B of the Code. The Company has substantially complied with the notice and continuation requirements of
     Section 498013 of the Code and the regulations thereunder.

     O. Labor Relations. There have been no violations of any Federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company in the conduct of the Business, or the terms and conditions of employment, wages and hours, during the past five (5) years. The Company in the conduct of the Business is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against the Company in the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Federal, state, local or other governmental authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against or involving the Business. No issue with respect to union representation is pending or threatened with respect to the employees of the Business. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company in the conduct of the Business as the representative of any of the employees of the Company in the conduct of the Business.

     P. Increases in Compensation or Benefits. Subsequent to January 31, 1997, there have been no increases in the compensation payable or to become payable to any of the employees of the Company in the conduct of the Business and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than (i) pursuant to currently existing plans or arrangements set forth in Exhibit J or (ii) as was required from time to time by governmental legislation affecting wages. All bonuses heretofore granted to employees of the Business have been paid in full to such employees.

     Q. Insurance. The Company in the conduct of the Business maintains insurance policies covering the Assets and the various occurrences which may arise in connection with the operation of the Business. Such policies are in full force and effect and all premiums due thereon prior to or on the date of the Closing have been paid. The Company in the conduct of the Business has complied in all respects with the provisions of such policies. Such insurance is of comparable amounts and coverage as that which companies engaged in similar businesses maintain in accordance with good business practices.

     R. Conduct of Business. The Company is not restricted from conducting the Business in any location by agreement or court decree.

     S. Allowances. The Company has no obligation outside of the ordinary course of business to make allowances to any customers with respect to the Business.

     T. Patents, Trademarks, etc. Set forth in Exhibit K attached hereto is a list and brief description of all of the patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights of the Company in the conduct of the Business and applications for each of the foregoing. The Company owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the Business as currently conducted. Except as disclosed by the Company to the Purchaser, no adverse claims have been made and no dispute has arisen with respect to any of the said proprietary rights and the operations of the Business, and the use by the Company of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, trade name, copyright, license or similar right.

     U. Power of Attorney. The Company in the conduct of the Business has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever, except in connection with its federal and state income tax returns, filings, and communications.

     V. Accounts Payable, etc. The accounts and notes payable and accrued expenses of the Business reflected in the Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Business subsequent to December 31, 1996, are in all respects valid claims that arose in the ordinary course of business. Since December 31, 1996, the accounts and notes payable and accrued expenses of the Business have been maintained on a current basis in the ordinary course of business.

     W. No Foreign Person. The Company is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

     X. Licensure, etc. Each individual employed or contracted by the Company in the conduct of the Business to provide therapy services is duly licensed to provide such therapy services and is otherwise in compliance with all Federal and state laws, rules and regulations relating to such professional licensure and otherwise meets the qualifications to provide such therapy services. The Company in the conduct of the Business is in compliance with all relevant state laws and precedents relating to the corporate practice of the learned or licensed professions, and there are no material claims, disputes, actions, suits, proceedings or investigations currently pending, threatened or filed or commenced against or affecting the Business, the Assets, the Company or its affiliates relating to such laws and precedents, and no such material claim, dispute, action, suit, proceeding or investigation has been filed or commenced during the five (5) year period preceding the date of this Agreement, and the Company is not aware of any basis for such a valid claim.

     Y. Books and Records. To the best knowledge of the Company, the books and records of the Business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Business set forth in the Financial Statements. All of such books and records, including true and complete copies of all written Contracts, have been made available for inspection by the Purchaser and its representatives.

     Z. Litigation; Disputes. Except as set forth in Exhibit L, there are no claims, disputes, actions, suits, investigations or proceedings pending or threatened against or affecting the Company, the Business or the Assets, no such claim, dispute, action, suit, proceeding or investigation has been pending or threatened during the five (5) year period preceding the date of this Agreement and, to the best of the knowledge of the Company, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. The Company has no knowledge of any default under any such action, suit or proceeding. The Company in the conduct of the Business is not in default in respect of any judgment, order, writ, injunction or decree of any court or of any federal, state, municipal or other government department, commission, bureau, agency or instrumentality or any arbitrator.

     AA. Location of Business and Assets. Set forth in Exhibit M is each location (specifying state, county and city) where the Company (i) operates the Business, (ii) owns the Assets or leases real property and (iii) leases any other property, including inventory, equipment and furniture in the conduct of the Business.

     BB. Issuance of Parent's Common Stock. The Company acknowledges that any shares of the Parent's Common Stock issued to it pursuant to Section I will be issued and delivered without compliance with the registration requirements of the Securities Act of 1933 (the "Securities Act"). The Company acknowledges that it may be unable to sell such shares of the Parent's Common Stock, except:

          (i) Pursuant to an effective registration statement covering such shares pursuant to the Securities Act; or

          (ii) In a bona fide private placement to a purchaser who shall be subject to the same restrictions of any resale; or

          (iii) Subject to the restrictions contained in Rule 144 under the Securities Act, the Company further acknowledges that, except as otherwise provided in the Registration Agreement between the Company and the purchaser ("the Registration Rights"), the Purchaser is under no obligation to effect a registration of such shares of the Parent's Common Stock under the Securities Act.

     The Company will be acquiring such shares of the Parent's Common Stock for its own account and not with a view to, or for sale in connection with, the distribution thereof in violation of the Securities Act; provided, however, that the Company intends to distribute such shares to its shareholders, Susan Isernhagen and Dennis Isernhagen upon liquidation of the Company. The Company agrees that no distribution of such shares shall be made to any person other than Susan Isernhagen and Dennis Isernhagen. The Company further agrees to obtain from Susan Isernhagen and Dennis Isernhagen, at the time of such distribution, an acknowledgement containing the same restrictions on any resale.

     The Purchaser acknowledges that in the event of any breach of any of the obligations, covenants, or provisions of, or the inaccuracy of any of the representations or warranties made by the Company herein, the Purchaser's remedies shall be limited to those contained in Section IX.

                                  SECTION III.

                          REPRESENTATIONS, WARRANTIES,
                    COVENANTS AND AGREEMENTS OF THE PURCHASER

     The Purchaser hereby represents and warrants to, and covenants and agrees with, the Company, as of the date hereof and as of the date of the Closing, that:

     A. Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to purchase the Assets.

     B. Authority. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

     C. No Legal Bar; Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

     D. Parent's Common Stock. Any shares of the Parent's Common Stock issued to the Company pursuant to Section I hereof will be duly authorized, validly issued, fully paid and non-assessable. The Parent shall grant to the Company and its shareholders registration rights pursuant to a Registration Agreement with respect to the shares of the Parent which shall or may be acquired by the Company pursuant to this Agreement, by execution and delivery at Closing of a Registration Agreement in the form attached hereto as Exhibit N.

     E. Company Employees. The Purchaser will offer employment to those employees of the Company and at those base salaries listed on Exhibit I and shall also offer to such employees the benefits provided to other employees of the Purchaser. However, the Purchaser reserves the right to modify any bonus programs presently applicable to such employees. The Purchaser shall assume all liability of the Company for accrued vacation benefits in connection with Company employees hired by the Purchaser, as listed on Exhibit I and shall indemnify and hold the Company harmless with respect to such liability.

     F. Access to Records. The Purchaser shall act as custodian of the business, financial, patient, and personnel records transferred by the Company to the Purchaser and shall take reasonable precautions to prevent such records from being lost or destroyed for a period of at least seven (7) years following the Closing. The Purchaser agrees to protect the confidentiality of such records and to not dispose of or release any of such records to any third party without proper authorization. The Purchaser shall make any or all of such records available to the Company or its authorized agents if reasonably required by the Company to defend litigation or other proceedings or to otherwise protect its interests, subject to any applicable legal restrictions on release of such records. The Purchaser shall notify the Company if any third party not representing the Company seeks access to any such records.


                                   SECTION IV.

                             CONDUCT OF THE BUSINESS

     The Company hereby covenants and agrees with the Purchaser that, except as hereafter consented to in writing by the Purchaser, from and after the date of this Agreement and until the Closing, the Company shall not:

     A. Operation of the Business. Make a purchase, sale or lease in respect of the Business, or introduce any method of management, accounting or operation in respect of the Business, except in a manner consistent with prior practice.

     B. Properties; Plant and Equipment. Fail to maintain, repair, service, preserve, and in any way further encumber, the Assets, other than inventory sold or used, accounts receivable collected upon and supplies used, in each case in the ordinary course of business after the date hereof, for which, in the case of inventory and supplies, replacements have been made consistent with prior practice.

     C. No Loans, Advances, etc. Make loans or advances or grant pay raises, bonuses or awards, directly or indirectly, to any management personnel or employee of the Business or any relative of any such person, or entities or persons affiliated with any such management personnel or employee of the Business.

     D. Preservation of Organization, Employees, Business Relationships. Fail to use its best efforts to (i) preserve the present business organization of the Business intact; (ii) keep available the services of the present employees of the Business; and (iii) preserve present relationships with entities or persons having business dealings with the Business.

     E. Books and Records. Fail to maintain the books and records of the Business in accordance with good business practices, on a basis consistent with prior practice.

     F. Compliance with Laws. Fail to use its best efforts to comply in all material respects with all statutes, ordinances, regulations, orders, judgments and decrees of every court or governmental entity or agency applicable to the Business and to the Assets and perform all of its obligations with respect thereto without default.

     G. Maintenance of Insurance. Fail to maintain and pay all premiums with respect to such policies of insurance as are currently held in the name of the Company with respect to the Business and the Assets.

     H. Contracts. Make any change adverse to the Business in the terms of any Contract or fail to perform any of its obligations with respect thereto without default.

     I. Claims. Waive, cancel, sell or otherwise dispose of for less than the face value thereof any claim or right the Company has against others in the conduct of the Business.

     J. Billings; Accounts Payable. Fail to bill for products sold or services rendered or permit any account payable of the Business to be outstanding for more than 45 days, other than accounts payable being diligently contested in good faith by the Company in the conduct of the Business and as to which the Purchaser shall have consented in writing.

     K. Contracts. Enter into any contract, lease or other commitment, written or oral, with respect to the Business, other than in the ordinary course of business.

     L. Documents, etc. Fail to furnish to the Purchaser, its counsel, accountants and authorized representatives, such financial, legal and other documents, records and information relating to the Business and the Assets and the Liabilities as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

     M. Further Information. Fail to make available to the Purchaser the books of account, records, tax returns, leases, contracts and other documents or agreements material to the Business and the Assets as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

     N. Cooperation. Fail to cooperate fully with the Purchaser, do all things reasonably necessary to assist the Purchaser and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the Assets, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

                                   SECTION V.

                       ADDITIONAL COVENANTS OF THE COMPANY

     The Company covenants and agrees that, from and after the date of this Agreement and until the Closing, it shall not directly or indirectly solicit any proposal to acquire all or any portion of the Assets or the Business. The Company also covenants and agrees that it will not willfully or negligently take or omit to take any action, either before or after the Closing, which could directly or indirectly impair the good will of the Business or the business reputation or good name of the Business and that any and all publicity (whether written or oral) and notices to third parties (other than to governmental bodies) concerning the sale of the Assets and the Business and other transactions contemplated by this Agreement shall be subject to the prior written approval of the Purchaser, which approval may be withheld in the sole discretion of the Purchaser.

                                   SECTION VI.

                                     CLOSING

     A. Time and Place of the Closing. The closing of the purchase and sale of the Assets as set forth herein (the "Closing") shall be held at the offices of Health Fitness Physical Therapy, Inc., Bloomington, Minnesota, at 8:30 a.m., local time, on February 7, 1997.

     B. Delivery of the Assets shall be made by the Company to the Purchaser at the Closing by delivering such deeds, bills of sale, assignments and other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in the Purchaser title to or other interest in, and the right to full custody and control of, the Assets, free and clear of all liens, charges, encumbrances and security interests whatsoever.

     C. At the Closing, the Purchaser shall deliver to the Company such instruments as shall be sufficient to effect the assumption by the Purchaser of the Liabilities.

     D. At the Closing, the Company shall make available to the Purchaser the Contracts and the books and records of the Business constituting a part of the Assets.

     E. At the Closing, the Company shall take all steps required to put the Purchaser,in actual possession and control of the Assets.

     F. Any and all sales or use taxes assessed in connection with this transactions shall be paid by the Company.

                                  SECTION VII.

                CONDITIONS TO THE COMPANY'S OBLIGATIONS TO CLOSE

     The obligation of the Company to sell the Assets and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Company in its sole discretion, and each of which the Purchaser hereby agrees to use its best efforts to satisfy at or prior to the Closing:

     A. Opinion of the Purchaser's Counsel. The Company shall have received an opinion of Kovalchuk and Cutshall, P.A., counsel for the Purchaser, delivered to the Company pursuant to the instructions of the Purchaser, dated the date of the Closing, in form and substance satisfactory to the Company and its counsel, Messerli & Kramer P.A., to the effect that:

          (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

          (ii) This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms.

          (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or, to the best of the knowledge of such counsel, conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of the Assets is bound.

          (iv) The closing instruments delivered by the Purchaser have been duly executed and delivered, are valid and binding in accordance with their terms.

          (v) To the best of the knowledge of such counsel, there are no claims, disputes, actions, suits or proceedings pending or threatened against the Purchaser, except as set forth therein.

     B. No Litigation. No action, suit or proceeding against the Company or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

     C. Representations and Warranties. The representations and warranties made by the Purchaser herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Purchaser shall deliver to the Company a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the date of the Closing shall have been duly complied with and performed in all material respects.

     D. Other Certificates. The Company shall have received such additional certificates, instruments and other documents, in form and substance satisfactory to the Company and its counsel, as they shall have reasonably requested in connection with the transactions contemplated hereby.

                                 SECTION VIII.

               CONDITIONS TO THE PURCHASER'S OBLIGATIONS TO CLOSE

     The obligation of the Purchaser to purchase the Assets and otherwise consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sale discretion, and each of which the Company hereby agrees to use its best efforts to satisfy at or prior to the Closing:

     A. Opinion of the Company's Counsel. The Purchaser shall have received an opinion of Messerli & Kramer P.A., counsel for the Company, delivered to the Purchaser pursuant to the instructions of the Company, dated the date of the Closing, in form and substance satisfactory to the Purchaser and its counsel, Kovalchuk and Cutshall, P.A., to the effect that:

          (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

          (ii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

          (iii) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Company or any statute, ordinance, regulation, order, judgment or decree of any court or governmental agency or, to the best of the knowledge of such counsel, conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of the Assets is bound.

          (iv) The deeds, bills of sale, assignments and other instruments of transfer of ownership delivered by the Company have been duly executed and delivered, are valid and binding in accordance with their terms, and are sufficient to convey to the Purchaser all the right, title and interest of the Company in and to the Assets.

          (v) To the best of the knowledge of such counsel, there are no claims, disputes, actions, suits or proceedings pending or threatened against the Company or the Assets, except as set forth therein.

     B. No Litigation. No action, suit or proceeding against the Company or the Purchaser relating to the consummation of any of the transactions contemplated by this Agreement nor any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

     C. Representations and Warranties. The representations and warranties made by the Company herein shall be correct as of the date of the Closing in all respects with the same force and effect as though such representations and warranties had been made as of the date of the Closing, and on the date of the Closing, the Company shall deliver to the Purchaser a certificate dated the date of the Closing to such effect. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Company on or before the date of the Closing shall have been duly complied with and performed in all material respects.

     D.  Other  Certificates.  The  Purchaser  shall  have  received  such other certificates, instruments and other documents, in form and substance satisfactory to the Purchaser and counsel for the Purchaser, as they shall have reasonably requested in connection with the transactions contemplated hereby.

     E. Employment Agreements. The Purchaser and certain key employees of the Business shall at the time of Closing or subsequent thereto enter into employment agreements containing such terms and conditions as shall be agreed by the parties thereto.

     F. Third Party Consents. The Purchaser shall have received all necessary consents of third parties under the contracts, agreements, leases, insurance policies and other instruments of the Company in the conduct of the Business to the consummation of the transactions contemplated hereby which consents shall not provide for the acceleration of any liabilities or any other detriment to the Purchaser or the Business.

                                   SECTION IX.

                                 INDEMNIFICATION

     A. Indemnification by the Company. The Company shall indemnify and hold harmless the Purchaser from and against all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages") sustained or incurred by the Purchaser by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by the Company herein. In addition to the right of the Purchaser to indemnification hereunder, the Purchaser shall have the right from time to time to setoff the amount of any of the Purchaser's Damages, for which a judgment has been obtained against the Company in a court of competent jurisdiction, against any additional payments due and payable to the Company as provided for in Section I.D hereof.

     B. Indemnification by the Purchaser. The Purchaser shall indemnify and hold harmless the Company from and against any and all Damages sustained or incurred by the Company by reason of the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein.

     C. Procedure for Indemnification. In the event that any party hereto shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section IX, the party from whom such indemnity may be sought (the "Indemnifying Party") shall be given written notice thereof by the party seeking such indemnity (the "Indemnified Party"), which notice shall specify the amount and nature of such Damages and include the request of the Indemnified Party for indemnification of such amount.

                                   SECTION X.

                            NON-COMPETITION AGREEMENT

     Following the consummation of the transactions contemplated hereby, and in consideration thereof, the Company and the Company shareholders, Susan Isernhagen and Dennis Isernhagen shall not, subsequent to the date of the Closing and until five (5) years after the date of the Closing, directly or indirectly, (i) engage, whether as principal, agent, investor, distributor, representative, stockholder, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, , which, is competitive with the Purchaser or any of the members of the Purchaser Group; (ii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group any business or business contract of industrial medicine services which the Purchaser is providing, has provided or has proposed to provide; (iii) solicit or entice or endeavor to solicit or entice away from any member of the Purchaser Group any person who was a director officer, employee, agent or consultant of such member of the Purchaser Group, either on such person's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Purchaser Group, and the Company agrees not to employ, directly or indirectly, any person who was a director, officer or employee of any member of the Purchaser Group or who by reason of such position at any time is or may be likely to be in possession of any confidential information or trade secrets relating to the business of any member of the Purchaser Group, (iv) at any time, take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of any member of the Purchaser Group or the business reputation or good name of any member of the Purchaser Group, or be otherwise detrimental to the Purchaser, or
(v) take any action or make any statement intended, directly or indirectly, to benefit a competitor of any member of the Purchaser Group. However, in the event that the employment of either Susan Isernhagen or Dennis Isernhagen is terminated pursuant to the provisions of Subsection 6(d) of their respective employment agreements with the Purchaser, then the provisions of Subsections (i) and (v) of this Section X shall not be applicable to such individual. Because the remedy at law for any breach of the foregoing provisions of this Section X would be inadequate, the Company hereby consents, in case of any such breach, to the granting by any court of competent jurisdiction of specific enforcement, including, but not limited to pre-judgment injunctive relief, of such provisions, as provided for in Section XIII.F hereof.

     The Company and the Purchaser agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

     For purposes hereof, the "Purchaser Group" shall mean, collectively, the Purchaser and the Purchaser's subsidiaries, affiliates and parent entities operating in the same lines of business.

                                   SECTION XI.

                       COMPENSATION TO BROKERS OR FINDERS

     A. The Company's Obligations. The Purchaser shall have no obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Company in connection with this Agreement and the transactions contemplated hereby, and the Company hereby agrees to indemnify and save the Purchaser harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.

     B. The Purchaser's Obligations. The Company shall have no obligation to pay any fee or other compensation to any person, firm or corporation dealt with by the Purchaser in connection with this Agreement and the transactions contemplated hereby, and the Purchaser hereby agrees to indemnify and save the Company harmless from any liability, damage, cost or expense arising from any claim for any such fee or other compensation.


                                  SECTION XII.

                        RESERVATIONS OF TRADE NAME RIGHTS

     Notwithstanding the assignment by the Company to the Purchaser hereunder of the trade names "Isernhagen & Associates," "Isernhagen Work Systems," and the "Isernhagen Method," in connection with the Business, the shareholders of the Company, Susan and Dennis Isernhagen, shall have reserved to them, following the Closing, the right to use the name "Isernhagen" in connection with the clinic in Duluth, Minnesota known as "Isernhagen Clinic," and the corporation known as "Isernhagen Clinics, Inc.," the rights to use the name Isernhagen to identify themselves as professionals in the rehabilitation field and in connection with all activities they are permitted to engage in under their Employment Agreements with the Purchaser.

                                  SECTION XIII.

                                  MISCELLANEOUS

     A. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telefax or sent by registered or certified mail, postage prepaid, as follows:

         If to the Company:

         Isernhagen Ltd.
         4733 Norwood Street
         Duluth, Minnesota 55804
         Attention: Susan and Dennis Isernhagen

         with a copy to:

         Messerli & Kramer P.A.
         1800 Fifth Street Towers
         150 South Fifth Street
         Minneapolis, Minnesota 55402
         Attention:  Mark S. Larson

         If to the Purchaser:

         Health Fitness Rehab, Inc.
         3500 West 80th Street
         Suite 130
         Bloomington, Minnesota 55431
         Attention:  Thomas H. Coplin

         with a copy to:

         Kovalchuk and Cutshall, P.A.
         412 Union Plaza
         333 Washington Avenue North
         Minneapolis, Minnesota 55401
         Attention: Thomas C. Cutshall

     Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telefaxed and two (2) business days after the date of mailing, if mailed.

     B. Survival of Representations. Each representation, warranty, covenant and agreement of the parties hereto herein contained shall survive closing, notwithstanding any investigation at any time made by or on behalf of any party hereto.

     C. Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

     D. Further Assurances. Each of the parties hereto shall use such party's best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

     E. Expenses. Each of the parties hereto shall bear such party's own expenses in connection with this Agreement and the transactions contemplated hereby.

     F. Injunctive Relief. Notwithstanding the provisions of Section XIII.G hereof, in the event of a breach or threatened breach by the Company of the provisions of Section X of this Agreement the Company hereby consents and agrees that the Purchaser shall be entitled to an injunction or similar equitable relief, restraining the Company from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Company under any such provision, without the necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal courts for the District of Minnesota and the Minnesota state courts located in such District for any proceedings under this Section XIII.F. The parties hereto agree that the availability of arbitration in Section XIII.G hereof shall not be used by any party as grounds for the dismissal of any injunctive actions instituted by the Purchaser pursuant to this Section XIII.F. Nothing herein shall be construed as prohibiting the Purchaser from pursuing any other remedies at law or in equity which it may have.

     G. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or any breach hereof, shall, except as provided in Section XIII.F hereof, be settled by arbitration in accordance with the rules of the American Arbitration Association then in effect and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in the Minneapolis/St. Paul, Minnesota area. Notwithstanding the provisions of Section IX hereof, the arbitration award shall include attorneys' fees and costs (to the extent provided in such rules) to the prevailing party.

     H. Invalidity. Should any provision of this Agreement be held by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

     I. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and the Purchaser.

     J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, exclusive of the rules relating to the conflict of laws.

     K. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                               ISERNHAGEN LTD.


                               By /s/ Susan J. Isernhagen
                                 Its President

                               HEALTH FITNESS REHAB, INC.


                               By /s/ Thomas A. Coplin
                                 Its President

                               By /s/ Susan J. Isernhagen
                               Susan Isernhagen, individually
                               with respect to Section X

                               By /s/ Dennis Isernhagen
                               Dennis Isernhagen, individually
                               with respect to Section X

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